UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 18, 2007

First M & F Corporation
(Exact name of registrant as specified in its charter)

Mississippi	0-9424	64-0636653
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

134 West Washington Street, Kosciusko, MS	39090
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (662) 289-5121

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 2.02 Results of Operations and Financial Condition

On October 18, 2007, First M & F Corporation issued a press release reporting its third quarter and year-to-date earnings for the period ending September 30, 2007. A copy of this press release and the accompanying financial statements are attached hereto as Exhibit 99.1.

This filing is being amended to correct the Other expenses, Total noninterest expense, Net income before taxes and Net income for the nine months ended September 30, 2007 in the Condensed Consolidated Statements of Income to reflect a correction of a typographical error for these amounts. The adjustments are: Other expenses from $9,423 to $9,243; Total noninterest expense from $38,260 to $38,080; Net income before taxes from $16,008 to $16,188 and Net income from $10,717 to $10,897. A complete corrected set of schedules is included in Exhibit 99.1

Item 7.01 Regulation FD Disclosure

On October 18, 2007, First M & F Corporation issued a press release reporting its third quarter and year-to-date earnings for the period ending September 30, 2007. A copy of this press release and the accompanying financial statements are attached hereto as Exhibit 99.1. This information is furnished under both Item 2.02 Results of Operations and Financial Condition and Item 7.01 Regulation FD Disclosure. The information in this Form 8-K and Exhibit attached hereto shall not be deemed filed for purposes of Section 18 of the Securities Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
99.1	Corrected Earnings Release dated October 18, 2007 for Quarter Ended 09/30/07

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST M & F CORPORATION
Date: October 18, 2007
/s/ Robert C. Thompson, III
Name: Robert C. Thompson, III
Title: VP - Accounting Policy & Financial Reporting

EXHIBIT INDEX

Exhibit No.	Exhibit

99.1	Corrected Press Release dated October 18, 2007